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            Exhibit 23.1 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated May 30, 1997 included in Eagle Bancshares, Inc.'s Annual Report to Shareholders and incorporated by reference into this Form 10-K, into the Registrants previously filed Registration Statements No. 333-15041, No. 333-14787 and No. 333-00977.



Arthur Andersen LLP




Atlanta, Georgia
July 14, 1997